Exhibit 99.1

INSULET STRENGTHENS MANAGEMENT TEAM TO DRIVE SUSTAINED GROWTH

Appoints Six Key Executives to Lead Commercial and Corporate Operations

BILLERICA, MA, January 7, 2015 - Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System, today announced a number of management team changes, including the appointment of six distinguished executives to commercial and corporate positions.

“I am very pleased to have the opportunity to add these accomplished individuals to our senior management team,” said Patrick Sullivan, President and Chief Executive Officer. “They each bring a level of experience and talent that collectively will help galvanize the growth of our U.S. and International diabetes business and capitalize on our exciting opportunities to leverage Insulet’s drug delivery technology.”

Mr. Sullivan continued, “I have been fortunate throughout my career to have built world-class teams that led corporations to success. I am excited to enhance the bench strength of talent to improve Insulet’s operational and financial performance and take the company to the next level.”

Commercial Operations Leadership Changes:

•
Philip Hildale has been named Vice President, Sales and is responsible for overseeing the Company’s U.S. diabetes sales operations. Mr. Hildale has a distinguished background in sales leadership, most recently as Vice President of Sales at Liposcience, Inc. Prior to this role, he served in various sales and sales leadership roles at Hologic, Inc., Cytyc Corporation and Ortho-McNeil Pharmaceutical.

•
Christopher Gilbert has joined as Vice President, Marketing and is responsible for the Company’s diabetes-related marketing efforts. Prior to this position, Mr. Gilbert held numerous marketing roles at Hologic, most recently leading the marketing efforts within Hologic’s Gynecological Surgical Division. He also held a number of financial roles including business analyst at Staples, Inc. and division controller at Merkert Enterprises.

•
Daniel Trodden has assumed the role of Vice President, Managed Care. Mr. Trodden is a proven leader, working with managed care organizations ranging from private payors to government and strategic markets. He most recently served in several managed care roles at Genomic Health, Inc., where he was responsible for leading the efforts to secure coverage and negotiate in-network status and payor value-based reimbursement rates. He previously served in various sales and managed care roles at Cytyc, Tap Pharmaceuticals, Inc. and U.S. Healthcare.

Corporate Leadership Changes:

•
Annette Brewster has joined as Vice President, Customer Care, reporting to Patrick Ryan, Chief Operating Officer, and is responsible for the Company’s customer service operations including inside sales, reimbursement and customer support. Ms. Brewster most recently served as Director of Enterprise

Account Management at athenahealth, Inc. and in numerous sales, marketing and services management roles at Hologic and Cytyc.

•
Glenn Weatherley has been appointed Vice President, International, reporting to Patrick Sullivan, President and Chief Executive Officer. He is responsible for the Company’s international diabetes operations, primarily focused in Europe. Mr. Weatherly, who is based in the United Kingdom, brings more than 30 years of international sales and marketing experience and most recently served as Vice President of European Sales within the Diagnostics Division at Hologic. Mr. Weatherley has held various other sales and management roles at Hologic and Cytyc.

•
Deborah Gordon has been named Vice President, Investor Relations and Corporate Communications, reporting to Patrick Sullivan. Ms. Gordon will assume the role on February 2nd and will be responsible for the Company’s communications with Wall Street, public relations activities and employee communications. Ms. Gordon has a unique skillset that combines strong Wall Street and accounting/finance experience. She most recently served as Vice President, Investor Relations and Corporate Communications at Hologic and prior to this, held a number of financial leadership roles within Hologic and Cytyc Corporation. She also held roles of increasing responsibility in the audit practice at Deloitte & Touche.

Leadership Transition:

Peter Devlin has resigned as the Company’s Chief Commercial Officer effective January 6, 2015. Mr. Devlin has served in the position since August 2009 and will remain an employee of the Company through April 3, 2015 to assist with a smooth transition. A search for Mr. Devlin’s successor is currently underway, and the commercial organization will report directly to Mr. Sullivan in the interim.

“Peter has been an important leader during a time in which the Company grew revenue more than 300% from approximately $65 million in 2009,” said Mr. Sullivan. “We thank him for his tremendous contributions to our organization and wish him the best in his future endeavors.”

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and fully-automated cannula insertion. Insulet's subsidiary, Neighborhood Diabetes, is a leading distributor of diabetes products and supplies, delivered through a high touch customer service model. To read inspiring stories of people with diabetes living their lives to the fullest with OmniPod, visit our customer blog, Suite D: http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com.

Forward-Looking Statement:

This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its estimated revenue and operating profitability. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product, the OmniPod System; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod System; failure to retain key payor partners and their members; failure to retain and manage successfully Neighborhood Diabetes’ Medicare and Medicaid business; potential adverse effects resulting from competition with competitors; technological change and product innovation adversely affecting the Company's business; potential termination of Insulet's license to incorporate a blood glucose meter into the OmniPod System or its inability to enter into new license agreements; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet's contract manufacturers or component suppliers to comply with FDA's quality system regulations, the potential violation of federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet's competitors; potential future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the OmniPod System; the concentration of substantially all of Insulet's operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the 2% Convertible Senior Notes due June 15, 2019; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2014 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations Contact:

Insulet Corporation
ir@insulet.com
877-PODD-IR1 (877-763-3471)